Exhibit 99.2

Press Release

Albemarle Corporation Announces Cash Tender Offers for Debt Securities and Redemption of 4.650% Senior Notes due 2027
CHARLOTTE, North Carolina, March 2, 2026 – Albemarle Corporation (NYSE: ALB), a global leader in providing essential elements for mobility, energy, connectivity and health, today announced the commencement of cash tender offers for certain series of its debt securities and the full redemption of its 4.650% Senior Notes due 2027.
Cash Tender Offers
The Company has commenced cash tender offers (collectively, the “Offers”) for the maximum principal amount of validly tendered (and not validly withdrawn) (i) 5.650% Senior Notes due 2052 (the “2052 Notes”), (ii) 5.450% Senior Notes due 2044 (the “2044 Notes”), (iii) 3.450% Senior Notes due 2029 (the “2029 Notes”), and (iv) 5.050% Senior Notes due 2032 (the “2032 Notes” and, together with the 2052 Notes, 2044 Notes and 2029 Notes, the “Notes”) set forth below, such that the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes will not exceed $500 million.
The Offers are being made pursuant to an Offer to Purchase, dated March 2, 2026 (the “Offer to Purchase”), which sets forth a description of the terms of the Offers.
A summary of the Offers to purchase the Notes is outlined below:

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security(2)	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Premium(3)
1	5.650% Senior Notes due 2052	012653AF8	$450,000,000	4.625% UST due 11/15/2055	FIT 1	+140	$50
2	5.450% Senior Notes due 2044	012725AD9	$350,000,000	4.625% UST due 2/15/2046	FIT 1	+115	$50
3	3.450% Senior Notes due 2029*	01273PAB8 01273PAA0 Q0171YAA8	$171,612,000	3.500% UST due 2/15/2029	FIT 1	+70	$50
4	5.050% Senior Notes due 2032	012653AE1	$600,000,000	3.500% UST due 2/28/2031	FIT 1	+90	$50

(1)The Company is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offers for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $500 million using a “waterfall” methodology under which the Company will accept the Notes in order of their respective Acceptance Priority Levels (as defined below).
(2)The Total Consideration (as defined below) for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase. The Early Tender Premium of $50 per $1,000 principal amount (the “Early Tender Premium”) is included in the Total Consideration for each series of Notes set forth above and does not constitute an additional or increased payment. Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase to, but excluding, the Early Settlement Date or the Final Settlement Date (each as defined below), as applicable.
(3)Per $1,000 principal amount.

*    Denotes a series of Notes issued by Albemarle Wodgina Pty Ltd, an Australian company and a wholly-owned subsidiary of the Company, fully and unconditionally guaranteed on a senior unsecured basis by the Company.
Each Offer is scheduled to expire at 5:00 p.m., New York City time, on March 30, 2026, unless extended or earlier terminated by the Company (such date and time, as the same may be extended or earlier terminated with respect to each Offer, the “Expiration Time”). To receive the Total Consideration, holders of the Notes must validly tender and not validly withdraw Notes at or prior to 5:00 p.m., New York City time, on March 13, 2026, unless such deadline is extended with respect to the applicable Offer (such date and time, as the same may be extended with respect to each Offer, the “Early Tender Time”), to be eligible to receive the Total Consideration. Tenders of Notes may not be validly withdrawn after 5:00 p.m., New York City time, on March 13, 2026 (the “Withdrawal Deadline”), unless extended by the Company with respect to the applicable Offer. After such time, Notes validly tendered may not be validly withdrawn unless such deadline is extended with respect to the applicable Offer, except in certain limited circumstances where additional withdrawal rights are required by law. Payments for Notes validly tendered (and not validly withdrawn) and accepted for purchase at or prior to the Early Tender Time are expected to settle on March 18, 2026 (the “Early Settlement Date”).
The consideration paid in each of the Offers will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”) specified in the table above and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.” Holders who validly tender and do not validly withdraw Notes at or prior to the Early Tender Time that are accepted for purchase will be eligible to receive the “Total Consideration,” which includes an Early Tender Premium of $50 per $1,000 principal amount of Notes accepted for purchase. The Early Tender Premium is included in the Total Consideration for each series of Notes and does not constitute an additional or increased payment. Holders who validly tender Notes after the Early Tender Time but at or prior to the Expiration Time and whose Notes are accepted for purchase will be entitled to receive the Total Consideration minus the Early Tender Premium. In addition, in each case, holders whose Notes are accepted for purchase will receive accrued and unpaid interest on their Notes up to, but excluding, the applicable settlement date, payable on the settlement date.
The Company will accept for purchase for cash the maximum principal amount of validly tendered (and not validly withdrawn) Notes for which the aggregate purchase price, not including accrued and unpaid interest, payable in respect of such Notes does not exceed $500 million (the “Offer Cap”). Subject to the satisfaction or waiver of the conditions of the Offers, Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time will be accepted based on the acceptance priority levels noted in the table above (the “Acceptance Priority Levels”). All Notes tendered prior to or at the Early Tender Time will have priority over Notes tendered after the Early Tender Time, regardless of the Acceptance Priority Levels of the Notes tendered after the Early Tender Time. Subject to applicable law, the Company may increase, decrease or waive the Offer Cap, as provided in the Offer to Purchase.
Subject to the satisfaction or waiver of the conditions of the Offers, the “Acceptance Priority Procedures” will operate as follows: (1) at the Early Settlement Date, the Company will accept for purchase all Notes of each series validly tendered at or before the Early Tender Time and not validly withdrawn at or before the Withdrawal Deadline, starting with the 2052 Notes (which have an Acceptance Priority Level of 1), followed by the 2044 Notes (which have an Acceptance Priority Level of 2), followed by the 2029 Notes (which have an Acceptance Priority Level of 3), followed by the 2032 Notes (which have an Acceptance Priority Level of 4), subject to the Offer Cap; and (2) on April 1, 2026 (the “Final Settlement Date”), to the extent the Company has not already accepted Notes with an aggregate purchase price payable in respect of such Notes equal to the Offer Cap, it will accept for purchase validly tendered and not validly withdrawn Notes of each series not previously purchased on the Early Settlement Date starting with the 2052 Notes, followed by the 2044 Notes, followed by the 2029 Notes, followed by the 2032 Notes in accordance with their respective Acceptance Priority Levels, subject to the Offer Cap.
None of the Offers is conditioned on any of the other Offers or upon any minimum principal amount of Notes of any series being tendered. The Company’s obligation to purchase, and to pay for, any Notes validly tendered pursuant to the Offers is subject to and conditioned upon the satisfaction of, or the Company’s waiver of, the conditions described in the Offer to Purchase.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.
J.P Morgan Securities LLC, Mizuho Securities USA LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are serving as Dealer Managers for the Offers (each, a “Dealer Manager” and together, the “Dealer Managers”). Questions regarding the Offers may be directed to J.P Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-3554 (collect), Mizuho Securities USA LLC at (866) 271-7403 (toll-free) or (212) 205-7741 (collect), Truist Securities, Inc. at (833) 594-7730 (toll-free) or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll-free) or (917) 558-2756 (collect). Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to Global Bondholder Services Corporation, which is acting as the Tender Agent and Information Agent for the Offers at the following telephone numbers: banks and brokers at (212) 430-3774; all others toll-free at (855) 654-2015.
Redemption
The Company also announced that it will redeem the full outstanding $650,000,000 aggregate principal amount of its 4.650% Senior Notes due 2027 (the “2027 Notes”) (CUSIP No. 012653 AD3) on March 12, 2026 (the “Redemption Date”). On the Redemption Date, the Company will pay to the registered holders of the 2027 Notes a redemption price in an amount equal to the greater of
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the 2027 Notes matured on the par call date of May 1, 2027) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate (determined on the third business day preceding the Redemption Date) plus 30 basis points, less (b) interest accrued to the Redemption Date; and
(2)100% of the principal amount of the 2027 Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to the Redemption Date.
A notice of full redemption of the 2027 Notes has been or will be sent to registered holders of the 2027 Notes by U.S. Bank Trust Company, National Association, as trustee under the indenture governing the 2027 Notes. The information concerning the terms and conditions of the redemption is provided in such notice. The information contained in this press release does not constitute a notice of redemption with respect to the 2027 Notes. Investors in the 2027 Notes should contact the bank or broker through which they hold a beneficial interest in the 2027 Notes for information about obtaining the redemption price for the 2027 Notes in which they have a beneficial interest.
About Albemarle
Albemarle Corporation (NYSE: ALB) leads the world in transforming essential resources into critical ingredients for mobility, energy, connectivity and health. We partner to pioneer new ways to move, power, connect and protect with people and planet in mind. A reliable and high-quality global supply of lithium and bromine allows us to deliver advanced solutions for our customers. Learn more about how the people of Albemarle are enabling a more resilient world at Albemarle.com.
Albemarle regularly posts information to Albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, U.S. Securities and Exchange Commission filings and other information regarding the company, its businesses and the markets it serves.

Forward-Looking Statements
This press release contains certain information that are not statements of historical fact or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties, often contain words such as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “should,” “would,” “will,” “outlook,” and “scenario.” These and other forward-looking statements are based on management’s current estimates, assumptions and expectations and involve risks and uncertainties that could significantly affect expected results. Actual results could differ materially from those expressed or implied in the forward-looking statements if one or more of the underlying estimates, assumptions or expectations prove to be inaccurate or are unrealized. Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, which are filed with the SEC and available on the investor section of Albemarle’s website (investors.albemarle.com) and on the SEC’s website at www.sec.gov.
Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.
Investor Relations Contact: +1 (980) 308-6194, invest@albemarle.com
Media Contact: Ryan Dean, +1 (980) 308-6310, media@albemarle.com

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